The Chef’s Warehouse 8-K

Exhibit 99.1

The Chefs’ Warehouse Reports First Quarter 2014 Financial Results

Net Sales Increased 34.3% in the First Quarter of 2014

The Company Updates Guidance Based on Chicago Market Build-Out

Ridgefield, CT, May 1, 2014 – The Chefs’ Warehouse, Inc. (NASDAQ: CHEF), a premier distributor of specialty food products in the United States, today reported financial results for its first quarter ended March 28, 2014.

Financial highlights for the first quarter of 2014 compared to the first quarter of 2013:

•	Net sales increased 34.3% to $187.2 million for the first quarter of 2014 from $139.4 million for the first quarter of 2013.
•	Net income available to common stockholders was $1.4 million for the first quarter of 2014 compared to $2.6 million for the first quarter of 2013.
•	Earnings per diluted share available to common stockholders was $0.06 for the first quarter of 2014 compared to $0.13 for the first quarter of 2013.
•	Modified pro forma earnings per diluted share available to common stockholders[1] was $0.08 per diluted share for the first quarter of 2014 compared to $0.14 per diluted share for the first quarter of 2013.
•	Adjusted EBITDA[1] decreased 3.2% to $8.0 million for the first quarter of 2014 from $8.3 million for the first quarter of 2013.

“As we expected, the first quarter continued to be negatively impacted by the severe weather that affected many of our core markets; however, we are optimistic that near term weather challenges are behind us as April weather has moderated,” said Chris Pappas, chairman and chief executive officer of The Chefs’ Warehouse, Inc. “In 2014 we will continue to focus on building out the Chicago market that we recently entered, growing our existing markets, and pursuing additional acquisition opportunities, both within existing markets and in new geographies.”

First Quarter Fiscal 2014 Results

Net sales for the quarter ended March 28, 2014 increased approximately 34.3% to $187.2 million from $139.4 million for the quarter ended March 29, 2013. The increase in net sales was the result of the acquisitions of Qzina Specialty Foods and Allen Brothers Meats during 2013, as well as organic sales growth. These acquisitions accounted for approximately $36.4 million of our year-over-year sales growth for the quarter. We estimate that severe weather in the Northeast and mid-Atlantic during the first quarter of 2014 negatively impacted net sales by approximately $2.0 million for the quarter. Inflation increased meaningfully during the quarter, particularly in the dairy and cheese categories, and was approximately 5.3% for the quarter.

Gross profit increased approximately 33.5% to $46.9 million for the first quarter of 2014 from $35.2 million for the first quarter of 2013. Gross profit margin decreased approximately 14 basis points to 25.1% from 25.2%. This decrease was due in large part to the shift in product mix related to the acquisition of Allen Brothers Meats, offset in part by the contribution from Qzina.

Total operating expenses increased by approximately 44.9% to $42.4 million for the first quarter of 2014 from $29.3 million for the first quarter of 2013. As a percentage of net sales, operating expenses were 22.7% in the first quarter of 2014 compared to 21.0% in the first quarter of 2013. The increase in our operating expense ratio is primarily attributable to higher net shipping costs and catalog promotion costs related to the Company’s recently acquired Allen Brothers Meats subsidiary, higher delivery labor costs, increased investments in management infrastructure, and investigation costs related to the previously disclosed accounting issue at the Company’s Michael’s Finer Meats subsidiary.

_________________________

1 Please see the Consolidated Statements of Operations at the end of this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, modified pro forma net income available to common stockholders and modified pro forma EPS to these measures’ most directly comparable GAAP measure.

Operating income for the first quarter of 2014 was $4.5 million compared to $5.9 million for the first quarter of 2013, reflecting the increase in operating expenses discussed above. As a percentage of net sales, operating income was 2.4% in the first quarter of 2014 compared to 4.2% in the prior year’s first quarter.

Interest expense was $2.1 million in the first quarter of 2014 compared to $1.4 million in the first quarter of 2013. The increase is attributable to higher levels of debt related to the Company’s acquisitions coupled with higher interest rates on the Company’s senior secured notes issued in early 2013.

Net income available to common stockholders was $1.4 million, or $0.06 per diluted share, for the first quarter of 2014 compared to $2.6 million, or $0.13 per diluted share, for the first quarter of 2013. The weighted average shares outstanding for the first quarter of 2014 reflects the impact of the Company’s common stock offering completed in September 2013.

On a non-GAAP basis, adjusted EBITDA decreased approximately 3.2% to $8.0 million in the first quarter of 2014 compared to $8.3 million in the first quarter of 2013. Modified pro forma net income available to common stockholders1 was $2.0 million and modified pro forma EPS was $0.08 for the first quarter of 2014 compared to modified pro forma net income available to common stockholders of $2.9 million and modified pro forma EPS of $0.14 for the first quarter of 2013.

2014 Guidance

The Company is announcing today that it has identified a market president and a distribution facility to launch its entry in the Chicago market for specialty distribution. Accordingly, the Company is updating its financial guidance for fiscal year 2014 to incorporate the build-out of the Chicago market. As such, the Company currently expects the following:

•	Revenue between $810.0 million and $840.0 million.
•	Adjusted EBITDA between $47.0 million and $52.5 million.
•	Net income between $14.3 million and $16.8 million.
•	Net income per diluted share between $0.57 and $0.67.
•	Modified pro forma net income per diluted share between $0.63 and $0.73.

The above guidance is based upon an estimated effective tax rate of approximately 41.0% and an estimated fully diluted share count of 25.0 million shares.

Conference Call

The Company will host a conference call to discuss first quarter 2014 financial results today at 5:00 p.m. ET. Hosting the call will be Chris Pappas, chairman and chief executive officer and John Austin, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 705-6003 or for international callers (201) 493-6725. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or for international callers (858) 384-5517; the conference ID is 13580777. The replay will be available until Thursday, May 8, 2014. The call will also be webcast live from the Company’s investor relations website (http://investors.chefswarehouse.com). A replay of the webcast will be available at this location for 30 days.

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Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company’s sensitivity to general economic conditions, including the current economic environment, changes in disposable income levels and consumer discretionary spending on food-away-from-home purchases; the Company’s vulnerability to economic and other developments in the geographic markets in which it operates; the risks of supply chain interruptions due to lack of long-term contracts, severe weather or more prolonged climate change, work stoppages or otherwise; the risk of loss of customers due to the fact that the Company does not customarily have long-term contracts with its customers; changes in the availability or cost of the Company’s specialty food products; the ability to effectively price the Company’s specialty food products and reduce the Company’s expenses; the relatively low margins of the foodservice distribution industry and the Company’s sensitivity to inflationary and deflationary pressures; the Company’s ability to successfully identify, obtain financing for and complete acquisitions of other foodservice distributors and to integrate and realize expected synergies from those acquisitions; the Company’s ability to deploy the remaining net proceeds from its September 2013 common stock offering within the timeframe contemplated; the Company’s ability to open, and begin servicing customers from, a new Chicago distribution center and the expenses associated therewith; increased fuel costs and expectations regarding the use of fuel surcharges; fluctuations in the wholesale prices of beef, poultry and seafood, including increases in these prices as a result of increases in the cost of feeding and caring for livestock; the loss of key members of the Company’s management team and the Company’s ability to replace such personnel; the strain on the Company’s infrastructure and resources caused by its growth; the Company’s ability to recover its losses related to the accounting issue at its Michael’s Finer Meats subsidiary from the former owners of that business; and the results of the Company’s continuing investigation into the accounting issue involving its Michael’s Finer Meats subsidiary. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2014. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company's control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolatiers, cruise lines, casinos and specialty food stores in the United States and Canada. The Chefs’ Warehouse, Inc. carries and distributes more than 23,200 products to more than 17,500 customer locations throughout the United States and Canada.

Contact:

Investor Relations

John Austin, (718) 684-8415

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THE CHEFS' WAREHOUSE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
THIRTEEN WEEKS ENDED MARCH 28, 2014 AND MARCH 29, 2013
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 28, 2014	March 29, 2013

Net Sales	$187,183	$139,419
Cost of Sales	140,256	104,265
Gross Profit	46,927	35,154

Operating Expenses	42,390	29,257
Operating Income	4,537	5,897

Interest Expense	2,059	1,367

Income Before Income Taxes	2,478	4,530

Provision for Income Tax Expense	1,029	1,883

Net Income Available to Common Stockholders	$1,449	$2,647

Net Income Per Share Available to Common Stockholders:
Basic	$0.06	$0.13
Diluted	$0.06	$0.13

Weighted Average Common Shares Outstanding:
Basic	24,618,054	20,747,734
Diluted	24,839,563	20,993,918

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THE CHEFS' WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 28, 2014 AND DECEMBER 27, 2013
(in thousands)

	March 28, 2014	December 27, 2013
	(unaudited)

Cash and cash equivalents	$26,055	$20,014
Accounts receivable, net	74,208	76,413
Inventories, net	64,399	64,710
Deferred taxes, net	3,282	2,708
Prepaid expenses and other current assets	5,349	16,250
Total current assets	173,293	180,095

Restricted cash	2,071	5,578
Equipment and leasehold improvements, net	33,876	27,589
Software costs, net	2,115	2,265
Goodwill	78,814	78,026
Intangible assets, net	55,886	57,450
Other assets	3,754	3,755
Total assets	349,809	354,758

Accounts payable	30,088	33,925
Accrued liabilities	17,697	15,803
Accrued compensation	5,070	5,996
Current portion of long-term debt	7,091	6,867
Total current liabilities	59,946	62,591

Long-term debt, net of current portion	139,990	140,847
Deferred taxes, net	8,261	8,338
Other liabilities	8,284	10,917
Total liabilities	216,481	222,693

Preferred stock	—	—
Common stock	250	250
Additional paid in capital	97,095	96,973
Cumulative translation adjustment	(521)	(215)
Retained earnings	36,504	35,057
Stockholders' equity	133,328	132,065

Total liabilities and stockholders' equity	$349,809	$354,758

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THE CHEFS' WAREHOUSE, INC.
CONDENSED CASH FLOW STATEMENT
FOR THE THIRTEEN WEEKS ENDED MARCH 28, 2014 AND MARCH 29, 2013
(unaudited; in thousands)

	March 28, 2014	March 29, 2013

Cash flows from operating activities:
Net Income	$1,449	$2,647

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	797	668
Amortization	1,468	1,076
Provision for allowance for doubtful accounts	130	192
Deferred credits	37	119
Deferred taxes	(929)	1,515
Amortization of deferred financing fees	216	143
Stock compensation	355	289
Change in fair value of earnouts	195	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	2,246	5,439
Inventories	52	2,740
Prepaid expenses and other current assets	10,894	677
Accounts payable and accrued liabilities	(3,645)	(2,018)
Other liabilities	(2,720)	30
Other assets	(155)	(59)
Net cash provided by operating activities	10,390	13,458

Cash flows from investing activities:
Capital expenditures	(5,817)	(1,380)
Cash paid for acquisitions	—	(21,885)
Net cash used in investing activities	(5,817)	(23,265)

Cash flows from financing activities:
Change in restricted cash	3,507	2,575
Payment of debt	(1,758)	(2,043)
Payment of deferred financing fees	(17)	(45)
Borrowings under revolving credit line	—	24,400
Payments under revolving credit line	—	(13,900)
Surrender of shares to pay withholding taxes	(233)	(63)
Net cash provided by financing activities	1,499	10,924

Effect of foreign currency translation on cash and cash equivalents	(31)	—

Net increase in cash and cash equivalents	6,041	1,117
Cash and cash equivalents at beginning of period	20,014	118
Cash and cash equivalents at end of period	$26,055	$1,235

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THE CHEFS' WAREHOUSE, INC.
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME
THIRTEEN WEEKS ENDED MARCH 28, 2014 AND MARCH 29, 2013
(unaudited; in thousands)

	Thirteen Weeks Ended
	March 28, 2014	March 29, 2013

Net Income:	$1,449	$2,647
Interest expense	2,059	1,367
Depreciation	797	668
Amortization	1,468	1,076
Provision for income tax expense	1,029	1,883
EBITDA (1)	6,802	7,641

Adjustments:
Stock compensation (2)	355	289
Duplicate rent (3)	462	347
Investigation costs (4)	395	—

Adjusted EBITDA (1)	$8,014	$8,277

1.	We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as peformance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock to our key employees and our independent directors.

3.	Represents rent expense and other facility costs, including utilities and insurance, incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.

4.	Represents the costs incurred in our previously disclosed investigation of the accounting issue at Michael's Finer Meats.

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THE CHEFS' WAREHOUSE, INC.
RECONCILIATION OF MODIFIED PRO FORMA NET INCOME TO NET INCOME
THIRTEEN WEEKS ENDED MARCH 28, 2014 AND MARCH 29, 2013
(unaudited; in thousands except share amounts and per share data)

Adjustments to Reconcile Modified Pro Forma Net Income to Net Income (1)
	Thirteen Weeks Ended
	March 28, 2014	March 29, 2013

Net Income Available to Common Stockholders	$1,449	$2,647

Duplicate rent (2)	462	347
Investigation costs (3)	395	—
Tax effect adjustments (4)	(356)	(144)

Total Adjustments	501	203

Modified Pro Forma Net Income Available to Common Stockholders	$1,950	$2,850

Diluted Earnings per Share - Modified Pro Forma	$0.08	$0.14

Diluted Shares Outstanding - Modified Pro Forma (5)	24,839,563	20,993,918

1.	We are presenting modified pro forma net income available to common stockholders and modified pro forma EPS, which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use modified pro forma net income available to common stockholders and modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma net income available to common stockholders and modified pro forma EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents rent expense and other facility costs, including utilities and insurance, incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.

3.	Represents the costs incurred in our previously disclosed investigation of the accounting issue at Michael's Finer meats.

4.	Represents the tax effect of items 2 and 3 above.

5.	Represents diluted shares outstanding of our common stock.

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THE CHEFS' WAREHOUSE, INC.
2014 FULLY DILUTED EPS GUIDANCE RECONCILIATION TO
2014 MODIFIED PRO FORMA FULLY DILUTED EPS GUIDANCE(1)
(unaudited)

	Low-End	High-End
	Guidance	Guidance

Net income per diluted share	$0.57	$0.67

Duplicate rent (2)	0.03	0.03
Investigation costs (3)	0.02	0.02
Integration costs (4)	0.01	0.01

Modified pro forma net income per diluted share (5)	$0.63	$0.73

1.	Guidance is based upon an estimated effective tax rate of 41.0% and an estimated fully diluted share count of 25.0 million shares.

2.	Represents rent and occupancy expense expected to be incurred in connection with the renovation and expansion of our Bronx, NY facility while we are unable to utilize the facility during construction.

3.	Represents the costs expected to be incurred in our investigation of the accounting issue at Michael's Finer Meats

4.	Represents costs expected to be incurred to integrate and standardize Allen Brothers' and Michael's Finer Meats' information technology, operations and financial systems.

5.	We are presenting estimated modified pro forma EPS, which is not a measurement determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe this measure provides an additional metric to evaluate our currently projected results and which we believe, when considered with both our estimated GAAP results and the reconciliation to estimated net income per diluted share, provides a more complete understanding of our expectations for our business than could be obtained absent this disclosure. We use modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma EPS as a performance measure permits a comparative assessment of our expectations regarding our estimated operating performance relative to our estimated operating performance based on our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

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THE CHEFS' WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2014
(unaudited; in thousands)

	Low-End Guidance	High-End Guidance

Net Income:	$14,300	$16,800
Provision for income tax expense	10,000	11,700
Depreciation & amortization	10,000	10,500
Interest expense	9,000	9,500
EBITDA (1)	43,300	48,500

Adjustments:
Stock compensation (2)	1,300	1,400
Duplicate rent (3)	1,500	1,600
Investigation costs (4)	600	700
Integration costs (5)	300	300
Adjusted EBITDA (1)	$47,000	$52,500

1.

We are presenting estimated EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently projected results and which we believe, when considered with both our GAAP results and the reconciliation to estimated net income, provide a more complete understanding of our expectations for our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our expectation regarding our operating performance relative to our estimated performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense expected to be associated with awards of restricted shares of our common stock to our key employees and our independent directors .

3.	Represents rent and occupancy expense expected to be incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.

4.	Represents the costs expected to be incurred in our investigation of the accounting issue at Michael's Finer Meats.

5.	Represents costs expected to be incurred to integrate and standardize Allen Brothers' and Michael's Finer Meats' information technology, operations and financial systems.

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